EXHIBIT 99.3

Constellation Energy Partners LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

i

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

At March 31, 2007

	CEP Historical	KPC Historical	Pro Forma Adjustments		CEP Pro Forma
	(In 000’s, except share data)
Assets
Current assets
Cash and cash equivalents	$8,065	$114	$4,498	b	$12,677
Accounts receivable	6,101	693	(693)	i	6,101
Prepaid expenses	477	—	—		477
Risk management assets	2,663	—	—		2,663
Acquisition escrow deposit	10,020	—	(10,020)	c	—
Other receivable	19	2,400	(2,400)	i	19

Total current assets	27,345	3,207	(8,615)		21,937
Natural gas properties (See Note 2)
Natural gas properties and related equipment
Natural gas properties, equipment and facilities	186,434	11,623	102,366	a	300,423
Material and supplies	1,486	—	—		1,486
Less accumulated depreciation, depletion and amortization	(13,559)	(1,059)	1,059	i	(13,559)

Net natural gas properties	174,361	10,564	103,425		288,350
Other assets
Loan Costs	1,125	—	97	c	1,222
Other Non-Current Assets	72	—	4,024	a	4,096
Risk management assets	2,529	—	—		2,529

Total assets	$205,432	$13,771	$98,931		$318,134

Liabilities and members’ equity (deficit)
Liabilities
Current liabilities
Accounts payable	$22	$805	$(805)	i	$22
Payable to affiliate	913	4,526	(4,526)	i	913
Accrued liabilities	4,176	—	197	a	4,373
Royalty payable	2,135	—	—		2,135
Environmental liability	721	—	—		721
Mark to market derivative liabilities	1,618	—	—		1,618

Total current liabilities	9,585	5,331	(5,134)		9,782
Other liabilities
Asset retirement obligation	2,786	—	3,130	a	5,916
Mark to market derivative liabilities	1,017	—	—		1,017
Debt	32,000	—	50,500	b	82,500

Total other liabilities	35,803	—	53,630		89,433

Total liabilities	45,388	5,331	48,496		99,215
Class D Interests	8,000	—	—		8,000
Members’ equity (deficit)
Class A units, 273,305 shares authorized, issued and outstanding	2,974	8,440	(7,263)	b	4,151
Class B units, 13,301,578 shares authorized, issued and outstanding	145,737	—	57,309	b	203,046
Class E units, 90,376 shares authorized, issued and outstanding	—	—	389	b	389
Accumulated other comprehensive income	3,333	—	—		3,333

Total members’ equity	152,044	8,440	50,435		210,919

Total liabilities and members’ equity	$205,432	$13,771	$98,931		$318,134

See accompanying notes to unaudited pro forma condensed combined financial statements.

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2006

	CEP Historical	EQR and KPC Historical	Pro Forma Adjustments		CEP Pro Forma
	(In 000’s, except share data)
Revenues
Gas sales	$36,917	$18,772	$(1,625)	i	$54,064
Loss from mark-to-market activities	—	—	—		—

Total Revenues	36,917	18,772	(1,625)		54,064

Expenses:
Operating expenses:
Lease operating expenses	7,234	8,806	(1,625)	i	14,415
Production taxes	1,783	812	—		2,595
General and administrative	4,573	—	—	h	4,573
Depreciation, depletion and amortization	7,444	544	6,387	d	14,375
Accretion expense	141	—	216	e, i	357

Total operating expenses	21,175	10,162	4,978		36,315

Other expense/(income)
Interest expense	221	—	4,404	f, g	4,625
Interest (income)	(468)	—	—		(468)

Total other expenses/(income)	(247)	—	4,404		4,157

Total expenses	20,928	10,162	9,382		40,472

Net income (loss)	$15,989	$8,610	$(11,007)		$13,592
Other comprehensive income	13,113	—	—		13,113

Comprehensive income (loss)	$29,102	$8,610	$(11,007)		$26,705

Earnings per unit - Basic	$1.41				$0.99
Units outstanding - Basic	11,320,300		2,344,959	b	13,665,259
Earnings per unit - Diluted	$1.41				$0.99
Units outstanding - Diluted	11,320,300		2,344,959	b	13,665,259

See accompanying notes to unaudited pro forma condensed combined financial statements.

Constellation Energy Partners LLC

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2007

	CEP Historical	EQR and KPC Historical	Pro Forma Adjustments		CEP Pro Forma
	(In 000’s, except share data)
Revenues
Gas sales	$11,307	$4,221	$(407)	i	$15,121
Loss from mark-to-market activities	(2,782)	—	—		(2,782)

Total Revenues	8,525	4,221	(407)		12,339

Expenses:
Operating expenses:
Lease operating expenses	1,595	2,015	(407)	i	3,203
Production taxes	459	171	—		630
General and administrative	1,619	—	—	h	1,619
Loss on sale of asset	95	—	—		95
Depreciation, depletion and amortization	1,959	130	1,515	d, i	3,604
Accretion expense	36	—	54	e	90

Total operating expenses	5,763	2,316	1,162		9,241

Other expense/(income)
Interest expense	559	—	1,073	f, g	1,632
Interest (income)	(51)	—	—		(51)

Total other expenses/(income)	508	—	1,073		1,581

Total expenses	6,271	2,316	2,235		10,822

Net income (loss)	$2,254	$1,905	$(2,642)		$1,517
Other comprehensive income	(9,780)	—	—		(9,780)

Comprehensive income (loss)	$(7,526)	$1,905	$(2,642)		$(8,263)

Earnings per unit—Basic	$0.20				$0.11
Units outstanding—Basic	11,320,300		2,344,959	b	13,665,259
Earnings per unit—Diluted	$0.20				$0.11
Units outstanding—Diluted	11,320,300		2,344,959	b	13,665,259

See accompanying notes to unaudited pro forma condensed combined financial statements.

Constellation Energy Partners LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2007, is derived from:

•	the historical consolidated financial statements of Constellation Energy Partners LLC (“CEP,” or the “Company”);

•	the historical statements of Kansas Processing EQR, LLC (“KPC”) and

•

the preliminary purchase price allocation of certain oil and natural gas properties and other related assets including the processing and gathering system acquired from KPC (referred to as the “EnergyQuest Assets”) acquired from EnergyQuest Resources, L.P. (“EQR”).

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006, and the three months ended March 31, 2007, are derived from:

•	the historical consolidated financial statements of CEP;

•	the historical statements of direct revenues and direct operating expenses of EQR and

•	the historical financial statements of KPC.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of the EnergyQuest Assets and the related financing activities as if the transactions had occurred on March 31, 2007. The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of the EnergyQuest Assets and the related financing activities as if the transactions had occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements reflect the following transactions:

•	the acquisition of the EnergyQuest Assets;

•	the equity issuance of additional Class B and the Class E units on April 23, 2007, used to finance the acquisition of the EnergyQuest Assets and

•	an increase in debt on April 19, 2007, used to finance the acquisition of the EnergyQuest Assets and to fund certain investment capital expenditures in the Robinson’s Bend Field.

The unaudited pro forma condensed combined balance sheet and statement of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, in our Annual Report on Form 10-K for the year ended December 31, 2006 or elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”). The following unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

The pro forma statements should also be read in conjunction with the statements of direct revenues and direct operating expenses for EQR and the notes thereto and the consolidated financial statements of KPC included elsewhere in this Form 8-K/A.

2. ACQUISITION AND PRELIMINARY PURCHASE PRICE ALLOCATION

The acquisition of the EnergyQuest Assets was completed on April 23, 2007, effective January 31, 2007. The Company acquired certain oil and natural gas properties from EQR for approximately $115.0 million, subject to customary closing adjustments.

The acquisition included estimated proved reserves of approximately 43 Bcfe and over 600 gross producing wells on approximately 96,000 gross acres in Kansas and Oklahoma. Also included were support equipment and facilities, including certain pipeline gathering systems and the outstanding membership interests in six limited liability companies that primarily operate related support facilities.

The total consideration was $118.0 million which consisted of cash of $114.8 million and the assumption of an estimated asset retirement obligation of $3.1 million and other miscellaneous liabilities of $0.1 million. The purchase price allocation of the total consideration of $118.0 million is as follow:

Natural Gas and Oil Properties	$106.1 million
Pipelines	5.7 million
Investment in Unconsolidated Affiliates	4.0 million
Unproved Properties	1.6 million
Other PP&E	0.5 million
Land	0.1 million
Asset Retirement Obligation	(3.1 million	)
Other Miscellaneous Liabilities	(0.1 million	)

Total	$114.8 million

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on preliminary appraisals, evaluations of proved oil and natural gas reserves, discounted cash flows, quoted market prices and other estimates by management. The purchase price allocation related to the acquisition of the EnergyQuest Assets is preliminary and subject to change, pending finalization of the valuation of the assets and liabilities acquired.

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the following:

a.	the purchase of the EnergyQuest Assets as detailed in Note 2

b.	the issuance and sale of 90,376 Class E Units and 2,207,684 New Common Units for approximately $58.8 million and borrowings of $50.5 million under the reserve-based credit facility to fund the remaining balance of the purchase price and certain investment capital expenditures in the Robinson’s Bend Field

c.	the use of $10 million borrowed under the reserve-based credit facility to fund an escrow account related to the purchase of the EnergyQuest Assets and the related debt issuance costs of approximately $0.1 million

d.	recording incremental depreciation, depletion and amortization expense related to the acquired EnergyQuest Assets based on the relative fair value allocation of the purchase price to the acquired assets

e.	recording incremental accretion expense related to the assumed asset retirement obligation

f.	recording incremental interest expense at 7.235% associated with the increase in long-term debt of approximately $60.5 million incurred to fund the balance of the purchase price, the escrow deposit and certain investment capital expenditures in the Robinson’s Bend Field. A 0.125% increase or decrease in this rate results in a $0.1 million change in interest expense.

g.	recording incremental amortization of additional debt issuance costs associated with the increase in the reserve-based credit facility

h.	no incremental pro forma adjustments for general and administrative expenses have been reflected for any costs associated with the Transition Services Agreement where EQR will operate the EnergyQuest Assets and conduct a specified drilling program on CEP’s behalf. The Transition Services Agreement provides for a reimbursement of EQR’s actual costs plus a 10% premium for any general and administrative services that CEP specifically requests. This amount may not be indicative of any actual future general and administrative costs incurred by CEP. Under this agreement, CEP estimates that the monthly requested general and administrative services will be approximately $140,000 per month.

i.	to reflect the historical financial statement data for KPC, the allocated fair market value for the acquired KPC assets, and to eliminate intercompany activities between EQR and KPC, and to eliminate historical balances not acquired in the KPC asset acquisition.

4. DEBT

On March 7, 2007, the Company borrowed an additional $10.0 million under its reserve-based credit facility to fund an escrow account for the purchase of the EnergyQuest Assets. On April 19, 2007, the Company borrowed an additional $50.5 million to fund the remaining balance of the purchase price and to fund certain investment capital expenditures in the Robinson’s Bend Field. The interest rate on these borrowings is LIBOR plus an applicable margin, or 7.235%.

The borrowing base on the reserve-based credit facility was increased to $105.0 million in April 2007 and the total debt outstanding on the facility is $82.5 million. Debt issuance costs related to the increase were approximately $0.1 million which are being amortized over the life of the facility. The reserve-based credit facility will mature in October 2010.

5. EQUITY ISSUANCE

On March 9, 2007, the Company entered into a Class E Unit and Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain unaffiliated third-party investors (the “Purchasers”) to sell 90,376 Class E Units representing limited liability company interests (the “Class E Units”) and 2,207,684 common units representing Class B limited liability company interests (the “New Common Units”) in a private placement (the “Private Placement”) for an aggregate purchase price of approximately $60 million. The Company issued and sold 90,376 Class E Units and 2,207,684 New Common Units to the Purchasers pursuant to the Unit Purchase Agreement on April 23, 2007. The Company used the proceeds from the Private Placement, together with funds available under the Company’s reserve-based credit facility, to fund the purchase price of the EnergyQuest Assets. Transaction costs were approximately $1.2 million. At the issuance of the Class E and New Common Units, additional Class A units were issued such that the total outstanding amount remained at 2% of all outstanding units.

In connection with the Unit Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers dated April 23, 2007. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement within 75 days of the closing of the Private Placement (the “Closing Date”), and use its commercially reasonable efforts to cause the registration statement to become effective no later than 120 days following the Closing Date. In addition, the Registration Rights Agreement gives the Purchasers piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates and, in certain circumstances, to third parties.

If the registration statement is not declared effective within 150 days after the Closing Date, then the Company must pay each Purchaser, as liquidated damages, 0.25% of the sum of the product of $25.84 times the number of Class E Units purchased by such Purchaser plus the product of $26.12 times the number of New Common Units purchased by such Purchaser (the “Liquidated Damages Multiplier”) per 30-day period for the first 90 days following the 150th day after the Closing Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period. There is no limitation on the aggregate amount of the liquidated damages the Company must pay each Purchaser.

6. SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (Unaudited)

The following table sets forth certain unaudited pro forma information concerning the Company’s proved oil and natural gas reserves for the year ended December 31, 2006, giving effect to the transaction relating to the acquisition of the EnergyQuest Assets as if it had occurred on January 1, 2006. The information excludes reserves related to royalty and net profit interests. The Company’s estimate of proved reserves is based on the quantities of natural gas that engineering and geological analyses demonstrate, with reasonable certainty, to be recoverable from established reservoirs in the future under current operating and economic parameters. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Natural Gas Reserves—MMCF

	Year-Ended December 31, 2006
	CEP Historical	EQR Historical	CEP Pro Forma
Beginning Balance	112,025	39,822	151,847

Extensions and discoveries	—	5,334	5,334
Revisions of previous estimates	12,952	(1,668)	11,284
Production	(4,641)	(2,279)	(6,920)

End of year	120,336	41,209	161,545

Total developed reserves	97,387	23,479	120,866

Oil, Condensate, and Liquids—BBLS

	Year-Ended December 31, 2006
	CEP Historical	EQR Historical	CEP Pro Forma
Beginning Balance	—	8	8

Revisions of previous estimates	—	8	8
Production	—	(2)	(2)

End of year	—	14	14

Total Developed Reserves	—	14	14

Natural Gas Reserves—MMCFE

	Year-Ended December 31, 2006
	CEP Historical	EQR Historical	CEP Pro Forma
Beginning Balance	112,025	39,873	151,898

Extensions and discoveries	—	5,334	5,334
Revisions of previous estimates	12,952	(1,621)	11,331
Production	(4,641)	(2,293)	(6,934)

End of year	120,336	41,293	161,629

Total developed reserves	97,387	23,563	120,950

The following table sets forth certain unaudited pro forma information for the Company’s standardized measure of discounted cash flows relating to proved oil and natural gas reserves as of December 31, 2006, giving effect to the transaction relating to the acquisition of the EnergyQuest Assets as if it had occurred on January 1, 2006. Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below.

Future cash inflows are calculated by applying year-end prices of natural gas, relating to the proved reserves, to the year-end quantities of those reserves. Future cash inflows exclude the impact of the Company’s hedging program and mark-to-market derivatives. Future development and production costs represent the estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. In addition, asset retirement obligations are included within future production and development costs. There are no future income tax expenses because the Company is a non-taxable entity.

The assumptions used to compute estimated future cash inflows do not necessarily reflect expectations of actual revenues or costs or their present value. In addition, variations from expected production rates could result directly or indirectly from factors outside of the Company’s control, such as unexpected delays in development, changes in prices or regulatory or environmental policies. The reserve valuation further assumes that all reserves will be disposed of by production; however, if reserves are sold in place, additional economic considerations could also affect the amount of cash eventually realized.

Standardized Measure

	Year-Ended December 31, 2006
	CEP Historical	EQ Historical	CEP Pro Forma
Future cash inflows	677,866	216,410	894,276
Future production costs	(257,502)	(79,642)	(337,144)
Future estimated development costs	(64,673)	(24,629)	(89,302)

Future net cash inflows	355,691	112,139	467,830

10% annual discount for estimated timing of cash flows	(235,504)	(52,037)	(287,541)

Standardized measure of discounted estimated future net cash flows	120,187	60,102	180,289

The following table sets forth certain unaudited pro forma information for the principal sources of changes in discounted future net cash flows from the Company’s proved oil and natural gas reserves for the year ended December 31, 2006, giving effect to the transaction relating to the acquisition of the EnergyQuest Assets as if it had occurred on January 1, 2006.

Changes in Standardized Measure

	Year-Ended December 31, 2006
	CEP Historical	EQ Historical	CEP Pro Forma
Beginning of the period	295,435	109,627	405,062
Sales and transfer of natural gas and oil, net of production costs	(40,064)	(11,996)	(52,060)
Net changes in prices and production costs related to future production	(193,499)	(52,950)	(246,449)
Development costs incurred during the period	12,292	1,457	13,749
Changes in extensions and discoveries	—	9,239	9,239
Revisions of previous quantity estimates	18,435	(3,013)	15,422
Accretion discount	29,624	10,963	40,587
Other	(2,036)	(3,225)	(5,261)

Standardized measure of discounted estimated future net cash flows	120,187	60,102	180,289

7. SUBSEQUENT EVENT

On June 26, 2007, a special meeting of CEP’s common unitholders was held. At this meeting, the common unitholders approved the conversion of all outstanding Class E units into common units. As a result of the approval, all 90,376 of the Company’s outstanding Class E units have been canceled and the same number of common units have been issued to the former holders of the Class E units. To facilitate the conversion, the common unitholders approved both a change in the terms of the Company’s Class E units to provide that each Class E unit is convertible into the Company’s common units, and the issuance of additional common units upon the conversion of the Class E units.